Exhibit 10.7

AMENDMENT NO. 3

TO

MODUSLINK GLOBAL SOLUTIONS, INC.

2005 NON-EMPLOYEE DIRECTOR PLAN

The 2005 Non-Employee Director Plan (the “Plan”) of ModusLink Global Solutions, Inc., a Delaware corporation (the “Corporation”), is hereby amended as follows:

1.	Section 5(a) is hereby deleted in its entirety, so that no further Initial Grants shall be made under the Plan after the date of this amendment.

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Adopted by the Board of Directors on December 8, 2010